UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2005

TRIDENT MICROSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

0-20784
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0156584 (I.R.S. Employer Identification No.)

1090 E. Arques Avenue
Sunnyvale, California 94085
(Address of principal executive offices, with zip code)

(408) 991-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EXHIBIT 1.1
EXHIBIT 1.2

Item 1.01. Entry into a Material Definitive Agreement

     On March 24, 2005, Trident Microsystems, Inc. (the “Company”) issued each of its non-employee directors, Glen M. Antle, John Luke, Milliard Phelps and Yasushi Chikagami, non-statutory options to purchase 25,000 shares of the Company’s common stock (the “2005 Director Options”). The 2005 Director Options were issued under the Company’s 2002 Stock Option Plan (the “2002 Plan”) and pursuant to the terms of the Company’s standard form of nonstatutory stock option agreement, into which each of the non-employee directors and the Company entered effective as of March 24, 2005.

     The 2005 Director Options have an exercise price per share equal to $17.50, vest at the rate of one-third (1/3) of the total number of shares granted on the day immediately preceding each of the next three annual meetings of the Company’s stockholders, and have a term of ten years from the date of grant. Copies of the Company’s 2002 Plan and standard form of Nonstatutory Stock Option agreement (and Notice of Grant) are attached hereto as Exhibits 1.1 and 1.2, respectively, and incorporated herein by this reference.

     The purpose of the 2002 Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward the Company’s employees, directors and consultants and by motivating such persons to contribute to the Company’s growth and profitability. The 2002 Plan provides for the grant to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and the grant to employees, directors and consultants of nonstatutory stock options.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
No.	Description
1.1	Trident Microsystems, Inc. 2002 Stock Option Plan.

1.2	Trident Microsystems, Inc. Nonstatutory Stock Option Agreement (and Notice of Grant).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2005

TRIDENT MICROSYSTEMS, INC.

/s/ Frank C. Lin
Frank C. Lin
President, Chief Executive Officer
and Chairman of the Board
(Principal Executive Officer)

/s/ John S. Edmunds
John S. Edmunds
Chief Financial Officer

Exhibit Index

Exhibit
No.	Description
1.1	Trident Microsystems, Inc. 2002 Stock Option Plan.

1.2	Trident Microsystems, Inc. Nonstatutory Stock Option Agreement (and Notice of Grant).